As filed with the Securities and Exchange Commission on March 19, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LENZ THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	84-4867570
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

201 Lomas Santa Fe Drive, Suite 300 Solana Beach, California 92075
(Address of Principal Executive Offices, including zip code)

LENZ Therapeutics, Inc. 2024 Equity Incentive Plan LENZ Therapeutics, Inc. 2024 Employee Stock Purchase Plan
(Full title of the plan)

Evert Schimmelpennink Chief Executive Officer 201 Lomas Santa Fe Drive, Suite 300 Solana Beach, California 92075 (858) 925-7000
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Dan Koeppen Jennifer Fang Robert L. Wernli, Jr. Ben Capps Wilson Sonsini Goodrich & Rosati, P.C. 12235 El Camino Real San Diego, California 92130 (858) 350-2300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register an additional 1,376,574 shares of common stock of LENZ Therapeutics, Inc. (the “Registrant”) reserved for issuance pursuant to future awards under the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”) as a result of the annual evergreen increase under the 2024 Plan and 275,314 shares of common stock of the Registrant reserved for issuance pursuant to future awards under the 2024 Employee Stock Purchase Plan (the “2024 ESPP”) as a result of the annual evergreen increase under the 2024 ESPP.
These additional shares of common stock are securities of the same class as other securities for which a previous Registration Statement on Form S-8 was filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 21, 2024 (File No. 333-279572) (the “Previous Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statement, including periodic reports filed after the Previous Registration Statement to maintain current information about the Registrant, are incorporated by reference into this Registration Statement.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:
(1)The Registrant’s Annual Report on Form 10-K (File No. 001-40532) for the fiscal year ended December 31, 2024 filed with the SEC on March 19, 2025;
(2)All other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above, only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of the Exchange Act; and
(3)The description of the Registrant’s Common Stock contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed with the Commission on March 19, 2025, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
The validity of the issuance of the shares of the Registrant’s common stock offered hereby has been passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). Certain members of, and investment partnerships comprised of members of, and persons associated with, WSGR, directly or indirectly, own less than 0.1% of the outstanding shares of the Registrant's common stock.
Item 8. Exhibits.
The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.
EXHIBIT INDEX

Exhibit Number		Incorporated by Reference
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation, as amended, of LENZ Therapeutics, Inc.	8-K	001-40532	3.1	March 22, 2024
4.2	Amended and Restated Bylaws of LENZ Therapeutics, Inc.	8-K	001-40532	3.2	June 30, 2021
4.3	Specimen Common Stock Certificate.	S-1	333-256838	4.1	June 11, 2021
4.4	2024 Equity Incentive Plan and related form agreements.	8-K	001-40532	10.9	March 22, 2024
4.5	2024 Employee Stock Purchase Plan	8-K	001-40532	10.10	March 22, 2024
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Independent Registered Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on the signature page hereto).
107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on March 19, 2025.

LENZ THERAPEUTICS, INC.

By:	/s/ Evert Schimmelpennink
Evert Schimmelpennink
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Evert Schimmelpennink and Daniel Chevallard, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or any substitute of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Evert Schimmelpennink	Chief Executive Officer, President and Director	March 19, 2025
Evert Schimmelpennink	(Principal Executive Officer)

/s/ Daniel Chevallard	Chief Financial Officer	March 19, 2025
Daniel Chevallard	(Principal Financial and Accounting Officer)

/s/ Jeff George	Director	March 19, 2025
Jeff George

/s/ Frederic Guerard	Director	March 19, 2025
Frederic Guerard

/s/ James McCollum	Director	March 19, 2025
James McCollum

/s/ Zach Scheiner	Director	March 19, 2025
Zach Scheiner

/s/ Shelley Thunen	Director	March 19, 2025
Shelley Thunen

/s/ Kimberlee C. Drapkin	Director	March 19, 2025
Kimberlee C. Drapkin